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                                                                   Exhibit 23.2
                                                                   ------------

                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


The Board of Directors
TriQuint Semiconductor, Inc.:


We consent to the incorporation by reference in the registration statement on Form S-8 of our reports dated February 4, 2000, relating to the balance sheets of TriQuint Semiconductor, Inc. as of December 31, 1999 and 1998, and the related statements of operations, shareholders' equity and cash flows and the related financial statement schedules for each of the years in the three-year period ended December 31, 1999, which reports appear in, or are incorporated by reference in, TriQuint Semiconductor, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.



                                       /s/ KPMG LLP

Portland, Oregon
June 19, 2000